 As filed with the Securities and Exchange Commission on April 21, 1997.
                                             Registration No. 333-______
========================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                     ______________________________

                                FORM S-8

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ______________________________

                               CIBER, INC.
         (Exact name of registrant as specified in its charter)
                     ______________________________

         DELAWARE                             38-2046833
(State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)
                            5251 DTC PARKWAY
                               SUITE 1400
                       ENGLEWOOD, COLORADO  80111
                             (303) 220-0100
                (Address of principal executive offices)

                    CIBER, INC. EQUITY INCENTIVE PLAN
                          (Full title of plan)
                     ______________________________
                                            With copies to:
                                        J. JUSTYN SIRKIN, ESQ.
    BOBBY G. STEVENSON                 N. ANTHONY JEFFRIES, ESQ.
  CHIEF EXECUTIVE OFFICER             DAVIS, GRAHAM & STUBBS LLP
5251 DTC PARKWAY, SUITE 1400          370 17TH STREET, SUITE 4700
ENGLEWOOD, COLORADO  80111              DENVER, COLORADO  80202
      (303) 220-0100                        (303) 892-9400
        (Name, address, including zip code, and telephone number,
               including area code, of agent for service)
                     ______________________________
                     CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                          Proposed maximum         Proposed
                                         Amount to be      offering price      maximum aggregate        Amount of
Title of securities to be registered      registered        per share<F1>     offering price<F1>    registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01        1,000,000 shares<F2>      $27.625             $27,625,000           $8,371.21
per share ("Common Stock")
======================================================================================================================

<F1> Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h), based upon the closing price of the Company's Common Stock on April 14, 1997 as quoted on The Nasdaq National Market.

<F2> Does not include 1,000,000 shares of Common Stock (as adjusted to reflect the 2 for 1 stock split that occurred in June 1996) that were registered under a Registration Statement on Form S-8 filed with the Securities and
     Exchange Commission on December 29, 1994, for a registration fee of $1,530.00, 742,730 of which shares are carried forward into this Registration Statement.

                          ____________________

As permitted by Rule 429, the Prospectus that contains the information required pursuant to Section 10(a) of the Securities Act, as amended (the "Securities Act"), and that relates to this Registration Statement is a combined Prospectus that also relates to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on December 29, 1994.
                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     CIBER, Inc., a Delaware corporation (the "Company"), hereby states that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated into this Registration Statement by reference as of their date of filing with the Commission.

     (a)  The contents of the Company's Form S-8 Registration
Statement, filed on December 29, 1994 are hereby incorporated by reference into this Registration Statement.

     (b) The Company's Annual Report on Form 10-K for the year ended June 30, 1996 filed with the Commission on September 27, 1996 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
Act");

     (c) The Company's Current Report on Form 8-K, filed with the Commission pursuant to the Exchange Act on December 12, 1996.


8.   EXHIBITS.

     5    Opinion and Consent of Davis, Graham & Stubbs LLP

     23   Consent of KPMG Peat Marwick LLP



                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on March 31, 1997.


                                   CIBER, INC.


                                   By:   /s/Bobby G. Stevenson
                                      --------------------------------
                                      Bobby G. Stevenson
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                          Title                   Date
        ---------                          -----                   ----

   /s/Bobby G. Stevenson           Chairman, Chief Executive
----------------------------------   Officer, Secretary and March 31, 1997
Bobby G. Stevenson                   Director (Principal
                                     Executive Officer)


   /s/Mac J. Slingerlend           President/Chief Operating
----------------------------------   Officer, Treasurer and March 31, 1997
Mac J. Slingerlend                   Director


   /s/Richard A. Montoni           Executive Vice President/
----------------------------------   Chief Financial OfficerMarch 31, 1997
Richard A. Montoni                   and Director (Principal
                                     Financial Officer)


   /s/Christopher L. Loffredo      Vice President/Chief
----------------------------------   Accounting Officer     March 31, 1997
Christopher L. Loffredo              (Principal Accounting
                                     Officer)




   /s/James A. Rutherford          Director                 March 31, 1997
----------------------------------
James A. Rutherford


   /s/James C. Spira               Director                 March 31, 1997
----------------------------------
James C. Spira



   /s/Roy L. Burger                Director                 March 31, 1997
----------------------------------
Roy L. Burger



                                   4